EXHIBIT 23.1

Consent of Independent Auditors

Socialyte, LLC

New York, New York

We consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333- 267336) of Dolphin Entertainment, Inc. of our report dated January 27, 2022, relating to the consolidated financial statements of Socialyte, LLC, appearing in this Form 8-K of Dolphin Entertainment, Inc. for the year ended December 31, 2021 and 2020.

Walnut Creek, California January 28, 2023

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